Schedule 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FIRST MUTUAL BANCSHARES, INC.
(Name of Registrant as specified in its Charter)

FIRST MUTUAL BANCSHARES, INC.
(Name of Person(s) Filing Proxy Statement)

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March 18, 2005

Dear Shareholder:

      It is our pleasure to invite you to attend the Annual Meeting of Shareholders of First Mutual Bancshares, Inc. (the “Company”) to be held at the Hyatt Regency Bellevue, Bellevue, Washington, on April 28, 2005, at 3:00 p.m. Pacific Time.

      The details of the business to be conducted at the Annual Meeting are as set forth in the attached Notice of Annual Meeting and Proxy Statement. Directors and officers of the Company, as well as a representative of Moss Adams LLP, the Company’s independent auditors, will be present to respond to any questions shareholders may have.

      Please promptly vote your shares via the Internet, by telephone, or by signing, dating and returning the enclosed Proxy card. If you attend the meeting, you may vote in person even if you have previously voted by telephone, Internet or by mail.

      Your continued interest in and support of the Company are sincerely appreciated.

Sincerely,

John R. Valaas
President and Chief Executive Officer

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FIRST MUTUAL BANCSHARES, INC.

400 – 108th Avenue N.E.
Bellevue, Washington 98004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 28, 2005

      Notice is hereby given that the 2005 Annual Meeting of Shareholders (the “Meeting”) of First Mutual Bancshares, Inc. (the “Company”) will be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington, on April  28, 2005, at 3:00 p.m. Pacific Time. A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

1.	The election of four Class I directors of the Company for a term of three years, to serve until the 2008 Annual Meeting of Shareholders and until their respective successors are elected;

2.	A proposed amendment to the Articles of Incorporation which would provide that a majority of the outstanding shares of the Company entitled to vote at any shareholders meeting must be represented, in person or by proxy, at such meeting in order to have a quorum present and allow the shareholders to act through a vote at such meeting;

3.	A proposed amendment to the Articles of Incorporation which would increase the authorized number of shares of capital stock of the Company which may be issued from 20,000,000 to 40,000,000 shares of capital stock consisting of 30,000,000 shares of common stock and 10,000,000 shares of serial preferred stock;

4.	The approval of the adoption of the First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan; and

5.	Such other matters as may properly come before the Meeting or any adjournments thereof.

      The Board of Directors is not aware of any other business to come before the Meeting.

      Pursuant to action by the Company’s Board of Directors and in accordance with the Bylaws, shareholders of record at the close of business on February 28, 2005, are the shareholders entitled to vote at the Meeting and any adjournments thereof.

      We encourage you to promptly return your proxy, which is solicited by the Company’s Board of Directors, even if you plan to attend the Meeting. You have three options for submitting your proxy vote: (1) via the Internet, (2) by telephone, or (3) by mail using the paper proxy card. See your proxy card and “Voting of Proxies” on page 2 for instructions on voting. Submitting your vote now will not prevent you from voting your shares, in person or by proxy, at the Meeting if you decide to do so. Your proxy vote is revocable by you at the Meeting. Voting by Internet or telephone will save the Company postage and processing costs.

BY ORDER OF THE BOARD OF DIRECTORS

Phyllis A. Easterlin
Corporate Secretary

Bellevue, Washington

March 18, 2005

FIRST MUTUAL BANCSHARES, INC.

400 – 108th Avenue N.E.
Bellevue, Washington 98004
(425) 455-7300

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 28, 2005

ABOUT THE MEETING

Date, Time and Place of Meeting

      This Proxy Statement and the accompanying Proxy are being sent to shareholders of First Mutual Bancshares, Inc. (the “Shareholders”) on or about March 18, 2005, for use in connection with the Annual Meeting of Shareholders (“Annual Meeting”) of First Mutual Bancshares, Inc. (the “Company”) to be held on Thursday, April 28, 2005. Only those shareholders of record at the close of business on February 28, 2005 (“Voting Record Date”), are entitled to vote. The number of shares of the Company’s $1.00 par value common stock (“Common Stock”) outstanding on the Voting Record Date and entitled to vote at the Annual Meeting is 5,308,294.

Solicitation of Proxies

      The enclosed Proxy is solicited by and on behalf of the Company’s Board of Directors (“Board”), with the cost of solicitation borne by the Company. We have engaged Advantage Proxy, who will solicit proxies at an approximate cost of $5,000, plus expenses. In addition to use of the mails, solicitation may be made by directors and officers of the Company and its subsidiary, First Mutual Bank (the “Bank”). We do not expect to pay any other compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in distributing proxy materials to beneficial owners.

Quorum

      The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote will constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

Voting Rights

      The four nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected as Class I directors for a term of three years, to serve until the 2008 Annual Meeting of Shareholders and until their respective successors are elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. Approval of the proposed Amendments to our Articles of Incorporation will require the affirmative vote of two-thirds of the outstanding shares of Common Stock. The affirmative vote of a majority of the shares voting at the Annual Meeting is required to approve the 2005 Stock Option and Incentive Plan. Holders of record of the Common Stock will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

      If the shares you beneficially own are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or the telephone. If you wish to change your voting instructions after you have returned your voting instructions form to your broker or bank, you must contact your broker or bank. If you want to vote shares which are held by you in street name at the Annual Meeting, you will have to get a written Proxy in your name from the broker, bank or other nominee who holds your shares.

Voting of Proxies

      Shareholders have three options for submitting their vote: (1) via the Internet, (2) by telephone, or (3) by mail, using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. Voting by Internet saves your Company postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately. See your proxy card for further instructions on voting.

      Proxy votes received in time and not revoked will be voted in accordance with the proxy designation. If no specific instructions are indicated, proxies will be voted:

•	FOR the election of all the nominees for director;

•	FOR the proposal to amend the Articles of Incorporation to increase the percentage of shares required for a shareholders meeting quorum;

•	FOR the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock;

•	FOR approval of the adoption of the First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan; and

•	in the discretion of the Proxies designated by the Board of Directors as to any other matter which may properly come before the Annual Meeting.

      A shareholder of the Company who has voted by Internet, telephone or by mail may revoke the vote at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) properly submitting to the Company a proxy vote bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows:

First Mutual Bancshares, Inc.

400 – 108th Avenue N.E.
Bellevue, Washington 98004
Attention: Corporate Secretary

      The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

      Our Amended and Restated Articles of Incorporation provide that the Board of Directors is classified into three classes, with such classes to be as nearly equal in number as the total number of directors constituting the entire Board permits. Each class is to be elected to separate three-year terms with each term expiring in different years. Our Board of Directors currently consists of 10 directors, with three members in two of the classes and four members in one class. Upon the expiration of the term of a class of directors, nominees for such class are elected to serve for a term of three years and until their respective successors have been elected and qualified.

      The current term of the Class I directors, Ms. Janine Florence and Messrs. F. Kemper Freeman, Jr., Robert J. Herbold and Victor E. Parker, expire upon the election and qualification of the directors to be elected at the 2005 Annual Meeting. The terms of the Class II and III directors expire at the Annual Meeting of Shareholders for 2006 and 2007, respectively. The Nominations and Corporate Governance Committee of the Board of Directors has nominated Ms. Florence and Messrs. Freeman, Herbold and Parker for re-election to the Board of Directors at the 2005 Annual Meeting to serve until the 2008 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. It is the intention of the persons named in the Proxy to vote for the election of such nominees. If any nominee shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Nominations and Corporate Governance Committee of the Board of Directors recommends.

      Information, as of February 28, 2005, on the directors, including the director nominees, is as follows:

CLASS I DIRECTORS

      The term of the Class I directors listed below will expire in 2005. The Class I directors listed below are also the Board nominees for the 2005 Annual Meeting of Shareholders.

			Number of
			Common Shares		% of Common
	Director		Owned		Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially		Beneficially

Janine Florence *@†o#	1985	56	304,374(1	)(2)	5.72%
Owner of Cambridge Management and President of Property Development Corp. Ms. Florence is a board member and past Chairwoman of the Bellevue Downtown Association, past President of the Bellevue Schools Foundation, and board member of the Bellevue Community College Foundation and Bellevue Rotary Club.

F. Kemper Freeman, Jr.@	1968	63	692,478(1	)(3)	13.02%
Chairman and Chief Executive Officer of Kemper Development Company and President of Bellevue Square Managers, Inc. Mr. Freeman is a past Chairman, the current Government Affairs Chairman, and Trustee of the International Council of Shopping Centers. He is past Chairman of the Overlake Hospital Association and a council member of the Urban Land Institute. Mr. Freeman is Chairman of the Board of the Company and First Mutual Bank.

Robert J. Herbold†o	2003	62	4,585	(4)	‡
Managing Director of the consulting firm The Herbold Group, LLC. Mr. Herbold was Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 to 2001 when he retired. He served as an Executive Vice President (part time) of Microsoft Corporation from 2001 until 2003. Prior to joining Microsoft, Mr. Herbold was employed by The Procter & Gamble Company for 26 years, and served as Senior Vice President from 1990 to 1994. Mr. Herbold is a Director of Weyerhaeuser Corp., Agilent Technologies, Cintas Corp, and Icos Corp. He also serves on the President’s Council of Advisors on Science and Technology.

Number of
			Common Shares	% of Common
	Director		Owned	Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially	Beneficially

Victor E. Parker#	1983	64	112,475 (1)	2.12%
Chairman and CEO of Parker, Smith & Feek, Inc. (PS&F), insurance brokers (retired 01/15/05). He has been employed with PS&F since 1971. Mr. Parker currently serves on the Board of the Badgley Funds. He formerly served on the boards of Western Washington University Foundation, Lakeside School, Big Brothers of Seattle & King County, Seattle Chamber of Commerce, Assurex International and Independent Insurance Agents and Brokers of the Northwest.

      The Board of Directors recommends that shareholders vote FOR the election of the nominees listed above.

CLASS II DIRECTORS

      The term of the Class II directors listed below will expire in 2006. Election for Class II directors will be held at the 2006 Annual Meeting of Shareholders.

			Number of
			Common Shares		% of Common
	Director		Owned		Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially		Beneficially

James J. Doud, Jr.*@#	1993	67	31,278	(1)	‡
Business consultant and former Executive Vice President and Chief Operating Officer of Matthew G. Norton Co. He is a Director of the Brooks Investment Co., a Director of Kibble & Prentice, Inc., Chairman and Director of Calco Insurance Brokers and Agents, a Director of AmBia Corp., and a former director of Glacier Bay, Inc. Mr. Doud is Vice Chairman of the Board of the Company and First Mutual Bank.

Richard S. Sprague*•	1973	73	72,885	(1)	1.37%
Vice President, Secretary, Director and employee of Bellevue Square Managers, Inc. and Senior Vice President and Secretary of Kemper Development Company for the past eight years. Both companies engage in real estate ownership, management, leasing and operation. Prior to that he was a member of the law firm of Bogle & Gates for 41 years. He is currently a member of the Board of Governors of Virginia Mason Medical Center, a former officer and director of the Virginia Mason Foundation and of the Ronald McDonald House Charities of Western Washington.

Robert C. Wallace @#	1985	59	109,802(1	)(5)	2.06%
Managing partner of Wallace Properties Group and Chairman of Wallace Properties, Inc. He is a Director of the Washington State Major League Baseball Stadium Public Facilities District, the Bellevue Convention Center Authority, the Puget Sound Blood Center, the Seattle Chamber of Commerce, and the Seattle Foundation.

CLASS III DIRECTORS

      The term of the Class III directors listed below will expire in 2007. Election for Class III directors will be held at the 2007 Annual Meeting of Shareholders.

			Number of
			Common Shares	% of Common
	Director		Owned	Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially	Beneficially

Mary Case Dunnam @†o•	1993	55	37,644 (1)	‡
Community volunteer for many groups, including President of the Board of the Seattle Academy of Arts & Sciences, former member of the Development Council for the Burke Museum, and Vice President and Director of the Seattle Arts & Lectures. Ms. Dunnam’s father, Elwell C. Case, was one of the original founders of First Mutual Bank.

George W. Rowley, Jr. *•#	1992	63	140,888 (1)	2.65%
Chairman and Chief Executive Officer of Rowley Enterprises, Inc. Mr. Rowley is a Director of Overlake Hospital, the Citizens Transportation Advisory Group, ArtsFund, and Issaquah Historical Society. He is Vice-Chairman of the Board of Performing Arts Center Eastside (PACE), a member of the Eastside YWCA Advisory Committee, and a member of the United for Washington Political Action Committee. He is a past member of the Governor’s Blue Ribbon Commission on Transportation and past President of the Issaquah Chamber of Commerce.

John R. Valaas@#	1992	60	260,255 (6)	4.87%
The Company’s President and Chief Executive Officer since October 1999, and First Mutual Bank’s President and Chief Executive Officer since February 1992. Mr. Valaas is a member of the Board of Overseers of Whitman College, board member of the YWCA of Seattle–King County and Snohomish County, board member and past Chairman of the Board of Directors for the Washington Financial League, board member of the Bellevue Chamber of Commerce, and board member and past Chairman of the Bellevue Downtown Association.

*	Member of the Audit Committee

@	Member of the Long Range Planning Committee

†	Member of the Compensation Committee

o	Member of the Stock Option Committee

•	Member of the Nominations and Corporate Governance Committee

#	Member of the Investment Committee

‡	Less than one percent of outstanding shares

(1)	Includes 9,171 shares that may be acquired pursuant to a stock option exercisable within sixty days.

(2)	Includes 36,270 shares held in trust for the benefit of Ms. Florence’s daughter, and 90,299 shares held in trust for the benefit of Ms. Florence’s sister.

(3)	Includes 83,797 shares held by Mr. Freeman’s spouse. Also includes 301,026 shares owned by Bellevue Square Managers I Limited Partnership. Mr. Freeman, together with members of his immediate family, beneficially owns a 55.7% interest in the partnership.

(4)	Includes 4,585 shares that may be acquired pursuant to stock options exercisable within sixty days.

(5)	Includes 41,145 shares owned by Wallace Properties Group, of which Mr. Wallace is the managing partner.

(6)	Includes 32,726 shares held by Mr. Valaas’ spouse, 3,752 shares held in trust by Mr. Valaas and his spouse for their children, and 35,250 shares that may be acquired pursuant to stock options exercisable within sixty days.

PROPOSAL NUMBER TWO — AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE PERCENTAGE OF SHARES REQUIRED FOR A SHAREHOLDERS

MEETING QUORUM

Background Information

      Our Articles of Incorporation currently provide that one third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum for a shareholders meeting. A quorum is required for shareholders to take action on any matter at the meeting.

The Proposal and Required Vote

      Our Board of Directors unanimously proposed the amendment of our Articles of Incorporation to provide that a majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum for a shareholders meeting. Our Board of Directors unanimously recommends that the shareholders approve this amendment. The favorable vote of two-thirds of the shares of outstanding Common Stock is required to amend the Articles of Incorporation to authorize the increase in the percentage requirement for a quorum.

Purpose for Increasing the Percentage of Shares Required for a Quorum

      The Articles of Incorporation of the Company, as originally adopted and similar to the original Articles of Incorporation of the Bank, provide that only one third of the outstanding shares of the Company are required to be represented at a shareholders meeting to constitute a quorum. Our Board of Directors believes that it is in the best interests of the Company that at least a majority of the outstanding shares should be represented, in person or by proxy, at a meeting of the shareholders in order for shareholders to take or approve any shareholder action. The Washington Business Corporations Act provides that, generally, a majority of the outstanding shares of a Washington corporation will constitute a quorum but allows for a lesser percentage, not to be less that one third, if the articles of incorporation of the corporation provide otherwise. Our Board of Directors believes that the Company’s shareholders have always shown a substantial interest and participation in matters submitted to them and the Board of Directors does not believe there is any reason to allow action to be taken at a shareholders meeting if less than a majority of the outstanding shares are represented at that meeting. More than 94% of all outstanding shares were represented at each of the Company’s annual meetings in 2003 and 2004. Although the existing provision has no negative effect on the Company’s shareholder meeting authority, the Board of Directors believes it is inappropriate to have a provision stating that only one third of the outstanding shares need be present to have a quorum for a company with such outstanding annual shareholder participation. Our Board of Directors seeks and supports the greatest possible shareholder representation at all shareholder meetings.

      The Board of Directors recommends a vote “FOR” the amendment of the Articles of Incorporation to increase the percentage of shares required for a shareholders meeting quorum.

PROPOSAL NUMBER THREE — AMENDMENT OF THE ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background Information

      Our Company’s Articles of Incorporation currently authorize the Company to issue 20,000,000 shares of capital stock of which 10,000,000 are authorized as common stock (“Common Stock”) and 10,000,000 are authorized as serial preferred stock. As of December 31, 2004, there were 5,308,294 shares of Common Stock issued and outstanding. In addition, as of December 31, 2004, approximately 546,336 shares were reserved for issuance pursuant to the Company’s employee stock option plans.

The Proposal and Required Vote

      Our Company’s Board of Directors has unanimously proposed the amendment of the Articles of Incorporation to increase the authorized shares of capital stock to 40,000,000 of which 30,000,000 are authorized as Common Stock. The number of authorized shares of serial preferred stock would remain at 10,000,000. The Board of Directors unanimously recommends that the shareholders approve this amendment. The favorable vote of two-thirds of the shares of outstanding Common Stock is required to amend the Articles of Incorporation to authorize the additional Common Stock.

Purposes and Possible Effects of Authorizing Additional Shares of Common Stock

      Our Board of Directors believes that it is in the Company’s best interest to increase the number of authorized but unissued shares of Common Stock in order to meet our Company’s possible future business and financing needs as they arise. While management has no current specific plans, agreements or understandings for the issuance of the additional shares, the Board of Directors believes that the availability of such additional shares will provide the Company with the capability and flexibility to issue Common Stock for a variety of purposes that the Board of Directors may deem advisable in the future. These purposes could include, among other things; raising additional capital; issuing stock splits or stock dividends to the shareholders; providing equity incentives to the Company’s officers, directors and employees; issuing stock for possible acquisition transactions or for other corporate and business purposes. The additional shares authorized would be identical in all respects to the Company’s currently authorized shares of Common Stock. Our Articles of Incorporation provide that Shareholders shall not have preemptive rights for our capital stock. Management’s and the Board of Director’s determination that the authorized Common Stock should be increased by 20,000,000 shares of Common Stock took into account the historical and anticipated issuance patterns of the Company, the potential issuance of stock splits or dividends in the future based on market conditions and the fact that as the Bank grows into a significantly larger financial institution, the use of authorized shares for additional financing or expansion may be appropriate to enhance shareholder value. The Company and the Bank (prior to formation of the Company) have paid a stock dividend in eleven of the last seventeen years and the Company had a 3-for-2 stock split in 1997.

      The proposed increase in the number of authorized shares of Common Stock would give our Board of Directors authority to issue additional shares of Common Stock from time to time without delay or further action by the shareholders except as may be required by applicable law or the rules of the Nasdaq Stock Market. Subject to its fiduciary duties to shareholders, the Board of Directors would have the authority to issue additional shares in transactions that might make an unsolicited acquisition of control of the Company more difficult or expensive; however, the Board of Directors has no plans to utilize the authorized shares in that manner and is not aware of any effort by any third parties to acquire control of the Company. Any issuance of additional shares of Common Stock could have the effect, at least in the short term, of diluting earnings per share and the book value of the outstanding Common Stock; however, the Board of Directors would take those factors into account before authorizing any new issuance of shares.

      The Board of Directors recommends a vote “FOR” the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL NUMBER FOUR — APPROVE ADOPTION OF THE 2005 STOCK OPTION AND

INCENTIVE PLAN

      At the meeting, the shareholders will be asked to approve the adoption (“Proposal Four”) of the Company’s 2005 Stock Option and Incentive Plan (the “Plan”). A copy of the Plan is attached as Appendix B. The Board recommends that shareholders vote for approval of Proposal Four so that the Company and Bank may continue to attract and retain qualified directors, officers and key employees and to provide incentive for their efforts. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies FOR approval of Proposal Four.

      The Plan has two separate parts: one part permits grants of stock options, stock appreciation rights and restricted stock to full-time employees of the Company, the Bank and their future affiliated corporations and business entities (the “Employee Portion”); and the other part establishes grants of stock options and restricted stock for the directors of the Company who are not full-time employees of the Company, the Bank or any future subsidiary of the Company (the “Director Portion”).

      The favorable vote of a majority of the shares voted at the 2005 Annual Shareholders Meeting is required to approve the adoption of the 2005 First Mutual Bancshares, Inc. Stock Option and Incentive Plan.

Description of Proposal Four

      Proposal Four approves the adoption of the Plan and its reservation of shares of the Company’s Common Stock (“Shares”) for awards under the Plan. The Shares reserved for the Plan’s Employee Portion are the combination of: (1) the number of Shares remaining available for the grant of employee options under the Bank’s 1995 Stock Option and Incentive Plan (the “1995 Plan”), which is 2,814 Shares; and under the 2000 Stock Option and Incentive Plan (the “2000 Plan”), which is 421,130 Shares; (2) increased by 176,056 Shares; and (3) in the event any 1992 Plan, 1995 Plan or 2000 Plan employee options still outstanding terminate or are not exercised, increased by the number of Shares which are terminated or not exercised under such Plans. The Shares reserved for the Plan’s Director Portion are the combination of: (1) the number of Shares remaining available for grant of director options under the 1995 Plan, which is 37,208 Shares; and under the 2000 Plan, which is 85,184 Shares; and (2) in the event any 1992 Plan, 1995 Plan or 2000 Plan director options still outstanding terminate or are not exercised, increased by the number of Shares which are terminated or not exercised under such Plans. Upon shareholder approval of Proposal Four, no new options will be granted under the 2000 Plan.

The Plan

      The following summary of the principal features of the Plan is qualified in its entirety by the full text of the Plan, a copy of which may be obtained by contacting the Company directly or from the Internet at WWW.SEC.GOV from the SEC’s Edgar database under the Company’s DEF14A submission.

      The purpose of the Plan is to attract and retain directors and key executive personnel and to encourage continued employment of officers and key employees by facilitating their acquisition of an equity interest in the Company. Employees designated by the Compensation and Stock Option Committee are eligible to receive stock option and restricted stock awards under the Plan.

      Unless it is terminated earlier, the Plan will expire in January, 2015, but awards of options and restricted stock granted before such expiration will remain in effect according to the terms of the award. As to employees, options granted under the Plan are intended to be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. The Plan also contains provisions for stock appreciation rights permitting an optionee to surrender his or her option for cancellation and receive cash or Common Stock equal to the difference between the exercise price of the option and the then fair market value of the shares of Common Stock subject to the option. Awards of restricted stock consist of shares of Common Stock which are transferred to the grantee subject to restrictions that lapse under the completion of service or attainment of specified goals. Options granted under the 2005 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

      The Board has appointed a Compensation and Stock Option Committee which has the authority to determine the form and content of awards under the Plan, including, without limitation, the number of shares granted, the stock price with respect to options (which must be at least fair market value if the option is an incentive stock option or 110% of fair market value if the participant owns stock possessing more than 10% of the total stock of the Company), the term of any option (not to exceed ten years or, if the recipient is an employee who owns more than 10% of the Bank’s Common Stock, not to exceed five years), vesting requirements and any other terms. Payment for shares subject to options may be in cash, Common Stock or a combination of cash and Common Stock. The Compensation and Stock Option Committee has the power to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the Plan. The Compensation and Stock Option Committee has the power to reissue options or restricted stock for any reason, but does not have the power to change the terms of any award after the grant without the consent of the recipient(s). In order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board of Director’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, the Committee may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the 2005 Plan.

Eligibility to Receive Awards

      Employees of the Company, the Bank and the Company’s affiliates (i.e., any corporation or other entity controlled by the Company) are eligible to be selected to receive one or more awards under the Plan. The Company and the Bank currently have approximately 226 employees. The actual number of employees who will receive awards under the 2005 Plan cannot be determined because eligibility for participation in the Plan is in the discretion of the Committee.

      Under the Plan, all directors who are not full-time paid employees of the Company, or any future parent or subsidiary of the Company, receive for every year of service, if sufficient shares are reserved under the Plan, an option to acquire 2,000 Shares (adjusted for capitalization changes pursuant to the Plan) at a price equal to the fair value of the Shares at the time of the grant of the option. Options issued to directors are nonqualified options under applicable tax laws and regulations. Options for eligible directors were issued in 1994, 1998, and 2002 under the 1992 Plan, the 1995 Plan and the 2000 Plan as such plans provided for award to non-employee directors every four years. Under the Plan future options will be granted every year for existing directors and upon election of any new director. Each such option is exercisable for six years and becomes exercisable 50% upon completion of one full year of service after the grant of the option and the balance at the end of the second year of service. If sufficient Shares are not reserved under the Plan, the number of Shares granted subject to the options would be prorated among then eligible directors. The Board has authority under the Plan to issue awards of options and/or restricted stock to non-employee directors on a discretionary basis, rather than pursuant to the automatic formula discussed above. The Company and the Bank currently have ten directors and all such directors are directors of both the Company and the Bank. As noted, nine directors who are not full-time paid employees will receive awards under the 2005 Plan.

      The benefits to be derived from the 2005 Plan, if any, by the employees and the directors are not quantifiable or determinable. The closing price of the Company’s Common Stock as reported on the Nasdaq National Market on March      , 2005, was $          .

Adjustments

      The number of shares of Common Stock subject to options granted pursuant to the 2005 Plan shall be adjusted under certain conditions. If the outstanding stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made in (i) the number and class of shares of stock subject to the 2005 Plan, and (ii) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

Termination of Employment

      If an optionee’s employment by the Company or the Bank is terminated for any reason other than death or permanent and total disability, options held at the date of termination, to the extent then exercisable, may be exercised in whole or in part within three months following the date of the termination, unless a shorter time is set forth in the grant. If an optionee’s employment by the Company or the Bank is terminated because of death or permanent and total disability, options held at the date of death or termination, to the extent then exercisable or which would have been exercisable had the optionee remained as an employee for twelve months after the death or termination, may be exercised in whole or in part at any time within six months following the date of the death or within eighteen months of the date of termination for disability, but in no event after the expiration date of the option. If an optionee dies, options may be exercised by the optionee’s personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution.

Change of Control, Merger or Sale of Company

      In the event of a Change of Control of the Company (as defined in the 2005 Plan), the optionee at his or her option, may receive, in lieu of stock, cash in an amount equal to the aggregate difference between the exercise price per share and the market price per share of the stock underlying such outstanding options on the date immediately prior to the consummation of such change in control of the Company. Restrictions with respect to restricted stock awards shall lapse on the day immediately prior to the consummation of any change in control of the Company.

      In the event of any merger or the sale of the Company or substantially all the assets of the Company, each outstanding option shall be assumed or an equivalent option shall be substituted by such successor corporation, unless such successor corporation does not agree to assume the option or to substitute an equivalent option. Similarly, an award of restricted stock shall be replaced by an award from the successor corporation, unless the successor corporation does not agree to do so. If the successor corporation does not agree to assume or substitute awards under the Plan, the Board shall, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option as to all of the shares subject to the grant, including shares as to which the option would not otherwise be exercisable at such time, and shall cancel restrictions on any restricted stock awards.

2004 Option Grants

      The number of options granted under the 2000 Plan that were received by, or allocated to the CEO, the other named executive officers, all current executive officers as a group, the current Directors of the Company who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group under the 2000 Plan for the year ended December 31, 2004 are represented below. No options have been granted under the 2000 Plan in 2005.

	Number of	Average Per Share
Name and Position	Options Granted	Exercise Price

John R. Valaas, President and Chief Executive Officer	12,000	$24.20
James R. Boudreau, Executive Vice President	6,500	24.20
Richard J. Collette, Executive Vice President	8,500	24.20
Roger A. Mandery, Executive Vice President	7,000	24.20
Joseph P. Zavaglia, Executive Vice President	9,500	24.20
Executive Group	61,250	24.20
Non-Executive Director Group	0	NA
Non-Executive Officer Employee Group	32,300	24.33

      The future benefits or amounts that would be received under the 2000 Stock Plan by executive officers and other employees are not determinable at this time.

      Federal Income Tax Consequences Relating to the Plan. The federal income tax consequences of participation in the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to options and restricted stock. A taxpayer’s particular financial or tax situation may be such that some variation of the general rule is applicable. Accordingly, each participant in the Plan should consult his or her own tax advisor concerning the tax consequences of the grant or exercise of an option, or the disposition of any Shares acquired pursuant to the exercise of an option, and the advisability of making a Code Section 83(b) election.

      Incentive Stock Options. For incentive stock options granted under the Plan, the optionee will generally not recognize any income upon either the grant or the exercise of the option and the Company will not be allowed a deduction for federal income tax purposes. Upon a sale of the Shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding-period requirements at the time he or she sells the Shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

      If an optionee exercises an incentive stock option and does not dispose of the Shares received within two years after the date of grant of such option or within at least one year after the issuance of the Shares to him or her, any gain realized upon disposition will be characterized as long-term capital gain provided the Shares were a capital asset in the hands of the optionee.

      If the optionee disposes of the Shares either within two years after the date the option is granted or within one year after the issuance of the Shares to him or her, such disposition will be treated as a disqualifying disposition and generally an amount equal to the lesser of (1) the fair market value of the Shares on the date of exercise minus the exercise price or (2) the amount realized on the disposition minus the purchase price, and will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. The excess, if any, of the amount realized upon sale of the Shares over the fair market value of the Shares at the time of the exercise of the option will generally be treated as long-term capital gain if the Shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee’s compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

      The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the Shares at the time an incentive stock option is exercised over the purchase price of the Shares is included in an individual’s income for the purpose of calculating such tax. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

      In general, there will be no federal income tax consequences to the Company upon the grant, exercise or termination of an incentive stock option. If, however, an optionee disposes of Shares prior to satisfying the two-year and one-year holding periods described above, the Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the Shares.

      Nonqualified Stock Options. Nonqualified stock options granted under the Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee will generally not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon exercise of a nonqualified option, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the Shares over the exercise price. Subject to the policy described below, the income realized by the optionee who is an employee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee. If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for the tax liability.

      Upon a sale of any Shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the Shares will generally be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the Shares have been held for more than one year at the date of their sale. The optionee’s basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such Shares plus any ordinary income recognized as a result of the exercise of such option.

      In general, there will be no federal income tax consequences to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the Shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided the Company has satisfied its reporting obligations under the Code for the compensation comprising such income.

      Stock Appreciation Rights. No income will be recognized by an optionee upon the grant of a stock appreciation right (“SAR”). Upon exercise of a SAR, however, the optionee will recognize ordinary income in an amount equal to the amount of any cash received plus the fair market value of any Shares received. The Company will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided the Company has satisfied its reporting obligations under the Code for any Shares issued to the optionee.

      Notwithstanding the foregoing, in the event that Shares acquired pursuant to a SAR or a nonqualified stock option are subject to certain conditions of limited duration that create a substantial risk of forfeiture of such Shares by the optionee and any person to whom he or she may have transferred Shares, the optionee may not recognize ordinary income until the Shares are no longer subject to such restrictions (instead of recognizing income on the date of exercise). Under these circumstances, the optionee may avoid the deferral of income by filing an election under Code Section 83(b) to recognize income on the date of exercise.

      Restricted Stock. The recipient of shares of Stock awarded under the Plan in connection with the performance of services and subject to a risk of forfeiture following receipt will recognize income pursuant to the provisions of Code Section 83. Pursuant to Code Section 83, the recipient recognizes income in the first taxable year in which his interest in the Stock is transferable or is not subject to a substantial risk of forfeiture. The amount of income that the recipient will recognize in such year is equal to the then fair market value of the Stock which becomes transferable or with respect to which the substantial risk of forfeiture has lapsed. Such income will be taxed at the rates applicable to ordinary income. The Bank will be entitled to deduct as compensation paid the amount of income recognized by the recipient of the restricted Stock.

      The gain upon any subsequent sale of stock acquired as restricted stock after the lapse of restrictions will be taxed at rates applicable to capital gains. The amount subject to such tax will be the excess of the amount realized upon such sale over the amount included in income upon the lapse of restrictions.

      Pursuant to Code Section 83(b), the recipient of shares of restricted Stock under the Plan may elect to treat the awarded restricted Stock as if it were substantially vested at the time of award for purposes of recognizing income under Code Section 83. In the event of such an election, the recipient would recognize income in the taxable year of the award equal to the fair market value of the Stock, and such income would be taxed as ordinary income. Any gain upon the subsequent sale of such Stock would be taxed at the rates applicable to capital gains.

      The Board of Directors recommends a vote “FOR” approval of the adoption of the First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan.

PRINCIPAL HOLDERS OF VOTING SECURITIES AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company’s common shares by (i) those persons known by the Company to own beneficially more than 5% of the Company’s outstanding common shares, (ii) each of the executive officers named under “Board of Directors Committees and Reports; Certain Relationships and Director and Executive Compensation — Executive Compensation” below; and (iii) all directors and executive officers of the Company as a group.

			% of Outstanding
	Number of Common		Common Shares
Beneficial Owner	Shares Owned Beneficially		Owned Beneficially

F. Kemper Freeman, Jr.	692,478	(1)	13.02%
P. O. Box 4186 Bellevue, WA 98009-4186
FMR Corporation	528,012	(2)	9.95%
82 Devonshire Street Boston, MA 02109
Endicott Management Company	435,406	(2)	8.20%
Wayne K. Goldstein and Robert I. Usdan as Managers of W.R. Endicott L.L.C., W. R. Endicott II, LLC and Endicott Management 237 Park Avenue, Suite 801 New York, NY 10017
First Mutual Bank	383,586	(3)	7.23%
Employee Stock Ownership Plan (“ESOP”) 400 108th Ave. N.E. Bellevue, WA 98004
Janine Florence	304,374	(4)	5.72%
P. O. Box 1863 Bellevue, WA 98009-1863

			% of Outstanding
	Number of Common		Common Shares
Beneficial Owner	Shares Owned Beneficially		Owned Beneficially

Bellevue Square Managers I Limited Partnership	301,026	(5)	5.67%
P. O. Box 4186 Bellevue, WA 98009-4186
John R. Valaas	260,255	(6)	4.87%
President and Chief Executive Officer
James R. Boudreau	132,832	(7)	2.48%
Executive Vice President
Richard J. Collette	16,895	(8)	‡
Executive Vice President
Roger A. Mandery	61,329	(9)	1.15%
Executive Vice President
Joseph P. Zavaglia	4,077	(10)	‡
Executive Vice President
All directors and executive officers as a group	1,981,797	(11)	35.90%
(14 persons)

‡	Less than one percent of outstanding shares.

(1)	Includes 9,171 shares that may be acquired pursuant to stock options exercisable within sixty days. Includes 83,797 shares held by Mr. Freeman’s spouse. Also includes 301,026 shares owned by Bellevue Square Managers I Limited Partnership. Mr. Freeman, together with members of his immediate family, beneficially owns a 55.7% interest in the partnership.

(2)	Based upon information contained in SEC Form 13F as filed with the Securities and Exchange Commission with respect to their ownership as of December 31, 2004.

(3)	Represents shares held by the ESOP and allocated to participants’ accounts, who are entitled to vote such shares.

(4)	Includes 9,171 shares that may be acquired pursuant to stock options exercisable within sixty days. Includes 36,270 shares held in trust for the benefit of Ms. Florence’s daughter, and 90,299 shares held in trust for the benefit of Ms. Florence’s sister.

(5)	These shares are included in the number of common shares owned beneficially by F. Kemper Freeman, Jr. Mr. Freeman, together with members of his immediate family, beneficially owns a 55.7% interest in the partnership.

(6)	Includes 32,726 shares held by Mr. Valaas’ spouse, 3,752 shares held in trust by Mr. Valaas and his spouse for their children, and 35,250 shares that may be acquired pursuant to stock options exercisable within sixty days.

(7)	Includes 4,176 shares held by Mr. Boudreau’s spouse, 595 shares held in trust by Mr. Boudreau and his spouse for their son under the UGMA, and 56,495 shares that may be acquired pursuant to stock options exercisable within sixty days.

(8)	Includes 16,739 shares that may be acquired pursuant to stock options exercisable within sixty days.

(9)	Includes 22,102 shares that may be acquired pursuant to stock options exercisable within sixty days.

(10)	Includes 4,034 shares that may be acquired pursuant to stock options exercisable within sixty days.

(11)	Includes an aggregate of 212,573 shares of Common Stock subject to stock options exercisable within sixty days of the record date and an aggregate of 65,873 shares of Common Stock held by the Bank’s ESOP.

BOARD OF DIRECTORS COMMITTEES AND REPORTS;

CERTAIN RELATIONSHIPS AND DIRECTOR AND EXECUTIVE COMPENSATION

Board Meetings

      During 2004, the Company held 10 Board of Directors meetings, as well as numerous committee meetings. No director in office in 2004 attended fewer than 75% of the aggregate meetings of the Company’s Board and committees of the Board on which he or she served.

Board Attendance at Annual Shareholders Meetings

      The Board of Directors has not believed it was necessary to adopt any specific policy with respect to Board member attendance at the annual meeting of shareholders. Board member attendance at the last seven annual meetings of shareholders has been unanimous.

Code of Business Conduct

      The Board has adopted a Code of Business Conduct and Ethics that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical and business conduct. A copy of the Code is posted on the Company’s web site. The Code requires that the Company’s directors, executive officers and employees conduct business in an honest, candid, fair and ethical manner and act with integrity and in the Company’s best interests, avoid conflicts of interest, and comply with all laws and other legal requirements. Under the terms of the Code of Business Conduct, directors, executive officers and employees are required to report any conduct that they believe to be an actual or apparent violation of the Code.

      The Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters to the Audit Committee or Nominations and Corporate Governance Committee of the Board in a confidential and anonymous manner. The Code of Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Business Conduct.

Board Committees

      During 2004, the Board had audit, long range planning, compensation, stock option, nominations and corporate governance, and investment (Bank only) committees.

      Audit Committee – The Audit Committee is responsible for retaining the independent auditor for the Company and reviews the audit results and services of the independent auditors and the Company’s internal controls. The Committee meets periodically with the independent auditors. It also monitors compliance with regulatory and audit requirements and changes in accounting policies and procedures. During 2004, the Audit Committee made recommendations to the Board as it deemed appropriate, including the appointment of the independent auditors and changes in accounting policies and procedures. During 2004, the Audit Committee was composed of Directors Doud, Florence, Rowley and Sprague, and it met nine times. The functions of the Audit Committee and its activities during fiscal 2004 are described below under the heading, “Report of the Audit Committee and Audit Fees.” The Audit Committee Charter was revised effective September 23, 2004, and a copy is attached as Appendix A.

      The Board has examined the composition of the Audit Committee in light of the Securities and Exchange Commission (“SEC”) and NASDAQ rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are “independent” within the meaning of the current SEC and NASDAQ rules regarding audit committee members. The Board took note that Richard Sprague, Chairman of the Audit Committee, may not meet the “safe harbor” test for a determination regarding the SEC’s definition for an “independent audit committee member.” Mr. Sprague is an executive officer and a director of Bellevue Square Managers, Inc., which is affiliated with persons, including F. Kemper Freeman, Jr., which beneficially own or control more than 10% of the Company’s common shares. The Board determined to its satisfaction that Mr. Sprague is not an “affiliate” of this Company and the Company has certified that Mr. Sprague meets the criteria for “independence” of SEC Rule 10A-3 and the NASDAQ rules and he is expected to continue as Chair of the Audit Committee.

      The Board of Directors has determined that Audit Committee member, James J. Doud, Jr., meets the definition of an “audit committee financial expert” as that term has been defined by the SEC. As noted below, Mr. Doud is an “independent” member of the Board as that term is defined by the SEC and NASDAQ rules. The identification of a person as an “audit committee financial expert” does not impose any duties, obligations or liabilities that are greater than those imposed on all members of the Audit Committee and the Board of Directors, and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

      Long Range Planning Committee – The Long Range Planning Committee is responsible for the formation and implementation of a long range strategic plan for the Company. During 2004, the Long Range Planning Committee was composed of Directors Doud, Dunnam, Florence, Freeman, Valaas and Wallace (effective 07/22/04), and it met one time.

      Compensation Committee – The Compensation Committee for both the Bank and the Company is charged with reviewing the Company’s general compensation strategy; establishing certain salaries and reviewing benefit programs; reviewing, approving, recommending and administering the Bank’s incentive compensation and certain other compensation plans; and approving certain employment contracts. During 2004, the Compensation Committee was composed of Directors Dunnam, Florence and Herbold, and it met six times. The Compensation Committee consists solely of directors who are “independent” members of the Board as that term is defined by the NASDAQ rules.

      Stock Option Committee – The Stock Option Committee manages the First Mutual Bancshares, Inc. Stock Option and Incentive Plan (the “Plan”). During 2004, the Stock Option Committee was composed of Directors Dunnam, Florence and Herbold, and it met three times. The Stock Option Committee consists solely of directors who are “independent” members of the Board as that term is defined by the NASDAQ rules.

      Nominations and Corporate Governance Committee – The Nominations and Corporate Governance Committee is composed of Directors Dunnam, Rowley and Sprague, and it met two times in 2004. The Nominations Committee annually reviews the qualifications of the existing members of the Board whose terms expire at the next annual shareholders meeting and their interest in a further term on the Board. The Committee also reviews the qualifications of various other persons in the Company’s communities of interest who are considered as potential Board members. Mr. Herbold, who was added to the Board in May 2003, was recommended as an addition to the Board by Chairman Freeman, based on Mr. Herbold’s credentials as the former chief operating officer of Microsoft Corporation and his qualification as a business leader and founder of a consulting company focused on improving profitability of businesses. For this Annual Meeting, the Committee met and unanimously nominated for re-election the nominees named in this Proxy Statement.

      The Committee adopted a Charter for the Nominations and Corporate Governance Committee effective September 23, 2004, and such Charter may be found on the Company’s web site, www.firstmutual.com. All members of the Nominations and Corporate Governance Committee are “independent” members of the Board as that term is defined by the NASDAQ rules. The Nominations and Corporate Governance Committee will consider for nomination as directors individuals recommended by shareholders, if such nominations are received by the Secretary of the Company prior to October 15 of the year preceding the meeting of shareholders called for the election of directors. No such nomination considerations were received for the 2005 Annual Shareholders Meeting. Nominees for the Board must meet the minimum qualifications for a director of a bank as set forth in RCW 32.16.010 and in federal banking regulations. All communications regarding the nomination of persons for the Board which are sent by a shareholder to the Secretary of the Company will be forwarded to all the Nominations and Corporate Governance Committee members. No nomination from the floor of any annual shareholders meeting shall be entertained, and any vote for a nominee not reviewed by the Nominations and Corporate Governance Committee will be void and not counted. Accordingly, shareholder recommendations of individuals to be considered for nomination to be elected as directors at next year’s Annual Meeting of Shareholders must be received by the Secretary of the Company on or prior to October 15, 2005.

      Investment Committee – The Investment Committee of the Bank meets almost weekly and oversees the investment practices, including hedging and lending activities, of the Bank. During 2004, the Investment Committee was composed of Directors Doud, Florence, Parker, Rowley, Valaas and Wallace, and it met 44 times.

Director Compensation

      In 2004, Mr. Freeman, as Chairman of the Board of both the Company and First Mutual Bank, was paid a monthly director’s fee of $3,000. Other non-management directors received $600 per Board meeting attended, $400 for each Audit Committee meeting attended, and $300 for each other committee meeting attended. Non-management directors receive an annual retainer of $10,000, which is paid out monthly. Payment of the retainer is not related to meeting attendance. Each director who is not a full-time paid employee of the Company receives, if sufficient shares are reserved under the Plan, for every four years of service after April 1994, an option to acquire 9,171 (adjusted for capitalization changes as provided in the Plan) shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), at a price equal to the fair value of the shares at the time of the grant of the option. A stock option for 9,171 (adjusted) shares was granted to all current directors on April 26, 2002, and to Director Herbold on May 1, 2003. Each such option is exercisable for six years and becomes exercisable 50% upon completion of one full year of service after the grant of the option and the balance at the end of the second year of service.

Related Party Transactions

      During 2004, First Mutual Bancshares, Inc. purchased property, liability, casualty and other insurance through the insurance brokerage firm of Parker, Smith & Feek, Inc., of which Director Victor E. Parker is a principal. Parker Smith & Feek received commissions and an allocable portion of contingent payments totaling $27,898 in connection with these transactions. Parker Smith & Feek has contingent payment agreements with certain of the insurance carriers that provide coverage to the Company and may receive additional compensation which is not based directly on the Company’s insurance purchases but on the overall business which Parker Smith & Feek conducts with the various carriers during the prior year. We do not believe that these contingent payment arrangements affect the Company’s decisions regarding the purchase of insurance.

      First Mutual Bank engaged Director Robert C. Wallace and the real estate brokerage firm of which he is a principal, Wallace Properties, Inc., to provide real estate services to the Bank. During the year 2004, Wallace Properties, Inc. assisted the Bank with purchasing land in West Seattle and Bothell for developing two retail banking center sites. The commissions paid to Wallace Properties, Inc. in connection with the two transactions totaled $49,460, of which $25,000 was paid by First Mutual Bank. The amount of the commissions was based on competitive rates in the industry, and represented 2.5% of the respective purchase prices.

Independence of Directors

      NASDAQ requires that a majority of the Board of Directors be “independent” directors as defined in NASDAQ Rule 4200. The Company reviewed the independence of the Directors and considered any transactions between each director or any member of his or her family and the Company and the Bank. As a result of this review, the Board of Directors has determined that each of the members of the Board of Directors is independent under the NASDAQ definition of “independence” for the Board except for Mr. Valaas, who is not considered independent because of his employment as an executive officer of the Company, and Mr. Wallace, who may not be considered independent solely because of the commissions previously received by Wallace Properties, Inc. Executive sessions of the independent members of the Board were held quarterly in 2004.

Report of the Audit Committee and Audit Fees

      The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the Committee on January 25, 2005. The members of the Audit Committee are all independent directors as defined in SEC Rule 10A-3 and under the NASDAQ listing standards and rules and as determined by the Board of Directors in its business judgment.

      Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management’s assessment of the effectiveness of internal control over financial reporting commencing with the fiscal year ending December 31, 2004.

      The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management and has discussed with the independent auditors, Moss Adams LLP, the matters required by SAS 61, Communications with Audit Committees, as amended, received communications from the independent auditors as to their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the independence of the auditors with the independent auditors.

      It should be noted that the members of the Audit Committee do not perform the functions of auditors or accountants and are not responsible for conducting the auditing or accounting reviews or establishing procedures or setting auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards established by the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

      Based on its review and discussions with the independent auditors and with management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K filed by the Company.

      The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee. A copy of that charter, as amended effective September 23, 2004, is attached as Appendix A.

      A breakdown of the Total Fees paid to Moss Adams LLP for professional services rendered to the Company for fiscal years ended December 31, 2004 and 2003 follows:

	Year 2004	Year 2003

Audit Fees	$207,500	$109,200
Audit-Related Fees	$23,300	$41,080
Tax Fees	$40,300	$51,711
All Other Fees	None	None

      The Audit-Related Fees for years 2004 and 2003 were for the audit of the Employee Stock Ownership Plan (ESOP) and the 401(k) Retirement Plan, review of information technology systems and security (for 2003 only), and research and discussions regarding miscellaneous audit and accounting issues. These services were pre-approved by the Audit Committee.

      Tax Fees related to the preparation of the federal income tax return and related tax planning and State tax-related items and related planning. Such tax consulting work was pre-approved by the Audit Committee.

      The Audit Committee of the Board believes that the non-audit services provided by the independent auditors are compatible with maintaining the auditor’s independence.

      The Audit Committee has reviewed the independent auditors’ performance and credentials (and those of the lead partner) determining they are well qualified for the job and has agreed to retain Moss Adams LLP as the Company’s independent auditing firm for the ensuing year.

      The Audit Committee has reviewed and approved the Company’s internal audit and accounting controls. The Committee has established procedures for the confidential and anonymous submission of concerns regarding accounting and auditing matters and has not received any concerns in this regard. The procedures are communicated to the employees on an annual basis.

      Submitted by the members of the Audit Committee:

Richard S. Sprague, Chair
James J. Doud, Jr.
Janine Florence
George W. Rowley, Jr.

Executive Compensation

Summary Compensation Table

      The following table sets forth compensation paid for services rendered in the Company’s last three years to the Company’s Chief Executive Officer and the four other highest paid executive officers (the “named executive officers”). Compensation for year 2004 for Mr. Valaas was paid 78% by the Bank and 22% by the Company; Mr. Mandery was paid 90% by the Bank and 10% by the Company for year 2004; and Mr. Boudreau was paid 97% by the Bank and 3% by the Company for year 2004. Compensation for Messrs. Collette and Zavaglia was paid entirely by the Bank during 2004.

SUMMARY COMPENSATION TABLE(1)

					Long-Term
					Compensation Awards
		Annual Compensation
					Securities
				Other	Underlying
				Annual	Options/	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)	SARs(#)	Compensation(3)

John R. Valaas	2004	$352,356	$27,000	$2,340	12,000	$15,375
Director, President and	2003	329,421	25,000	1,452	12,100	15,000
Chief Executive Officer	2002	316,928	0	1,090	12,100	14,250

James R. Boudreau	2004	$184,583	$14,000	$2,267	6,500	$14,894
Executive Vice President	2003	180,000	14,000	1,307	7,150	13,500
and Chief Credit Officer	2002	179,167	0	980	7,150	13,438
for First Mutual Bank

Richard J. Collette	2004	$208,391	$18,000	$2,340	8,500	$15,375
Executive Vice President,	2003	210,000	15,000	1,452	9,350	15,000
Commercial Banking Group	2002	210,000	0	0	9,350	0
for First Mutual Bank

Roger A. Mandery	2004	$204,583	$18,000	$2,340	7,000	$15,375
Executive Vice President	2003	200,000	16,000	1,452	7,700	15,000
and Chief Financial	2002	199,167	0	1,085	7,700	14,225
Officer

Joseph P. Zavaglia	2004	$183,752	$18,000	$1,099	9,500	$10,594
Executive Vice President,	2003	*170,000	15,000	0	20,350	0
Retail Banking Group	2002	NA	NA	NA	NA	NA
for First Mutual Bank

*	Employed 02/03/03, annualized salary.

(1)	None of the named executives received compensation reportable under the Restricted Stock Awards or Long-Term Incentive Plan Payouts columns.

(2)	The amounts disclosed in this column are the value at year end of shares of the Company’s Common Stock and cash allocated to the accounts of the executive officers under the Bank’s ESOP, all of which are vested and not subject to any restrictions.

(3)	The amounts disclosed in this column consist only of Bank contributions under the Bank’s 401(k) plan.

Option Grants in Year 2004

      The following table provides information related to options granted to the named executive officers during 2004.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
					at Assumed Rates of Stock
					Price Appreciation for
Individual Grants					Option Term(1)

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price
Name	Granted(2)	Fiscal Year	($/sh.)(3)	Expiration Date	5%	10%

John R. Valaas	12,000	12.8%	$24.20	06/24/14	$182,626	$462,818
James R. Boudreau	6,500	6.9	24.20	06/24/14	98,922	250,693
Richard J. Collette	8,500	9.1	24.20	06/24/14	129,360	327,830
Roger A. Mandery	7,000	7.5	24.20	06/24/14	106,532	269,977
Joseph P. Zavaglia	9,500	10.2	24.20	06/24/14	144,579	366,398

(1)	The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of the term, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options, but is not intended to forecast future price appreciation of the Company’s Common Stock. It is important to note that options have value to the listed executive only if the stock price increases above the exercise price shown in the table during the effective option period. These numbers do not take into account certain provisions of the options providing for cancellation of the option following termination of employment.

(2)	Option to acquire shares of Common Stock, which vests one-third annually, beginning two years after grant of the option.

(3)	The option exercise price may be paid in shares of Common Stock or rights to shares of Common Stock beneficially owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table provides information related to options exercised by the named executive officers during the 2004 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights (“SARs”).

AGGREGATED OPTION/ SAR EXERCISES IN

LAST FISCAL YEAR AND FY-END OPTION/ SAR VALUES

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options/SARs		In-the-Money Options/SARs
	Shares		at FY-End 2004 (#)		at FY-End 2004 (1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John R. Valaas	0	NA	35,250	34,183	$552,220	$245,116
James R. Boudreau	0	NA	56,495	19,608	966,000	143,959
Richard J. Collette	0	NA	16,739	32,297	248,992	291,027
Roger A. Mandery	0	NA	22,102	21,116	337,440	155,029
Joseph P. Zavaglia	0	NA	0	31,885	0	236,801

(1)	The closing price for the Company’s Common Stock as reported on the NASDAQ Stock Market effective December 31, 2004, was $25.69. The values indicated reflect the reduction for the payment of the exercise price of applicable options.

Employment Contracts, Severance Agreements and Change in Control Agreements

      First Mutual Bank and John R. Valaas are parties to an Employment Agreement dated January 1, 2002, whereby Mr. Valaas agreed to continue to serve as President and Chief Executive Officer of First Mutual Bank. The agreement has a five-year term and will terminate on December 31, 2006, and provides that Mr. Valaas is entitled to a base salary of no less than $250,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Valaas is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      First Mutual Bank has also agreed that in the event of a termination of Mr. Valaas’ employment (whether voluntary or otherwise) following any future Change in Control of First Mutual Bank, Mr. Valaas will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting. A Change in Control occurs when one person or entity (other than a group including two or more of the Company’s present directors) becomes the owner of 25% or more of the Company’s outstanding Common Stock, replacement of a majority of the incumbent directors by directors whose elections have not been supported by the present Board, or dissolution or sale of 70% or more in value of the assets of First Mutual Bank (“Change of Control”).

      On January 1, 2002, First Mutual Bank entered into an Employment Agreement with Roger A. Mandery, whereby Mr. Mandery agreed to continue to serve as Executive Vice President of First Mutual Bank. The agreement has a five-year term and will terminate on December 31, 2006, and provides that Mr. Mandery is entitled to an annual base salary of no less than $195,000, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Mandery is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      The agreement also provides that in the event of a termination of Mr. Mandery’s employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Mandery will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

      First Mutual Bank and James R. Boudreau are parties to an Employment Agreement dated January 1, 2002, whereby Mr. Boudreau agreed to continue to serve as Executive Vice President of First Mutual Bank. The agreement has a five-year term and will terminate on December 31, 2006, and provides that Mr. Boudreau is entitled to a base salary of no less than $175,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Boudreau is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      First Mutual Bank has also agreed that in the event of a termination of Mr. Boudreau’s employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Boudreau will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

      First Mutual Bank and Richard J. Collette are parties to an Employment Agreement dated March 1, 2002, whereby Mr. Collette agreed to continue to serve as Executive Vice President of First Mutual Bank. The agreement has a five-year term and will terminate on February 28, 2007, and provides that Mr. Collette is entitled to a base salary of no less than $210,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Collette is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      First Mutual Bank has also agreed that in the event of a termination of Mr. Collette’s employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Collette will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

      First Mutual Bank and Joseph P. Zavaglia are parties to an Employment Agreement dated January 1, 2004, whereby Mr. Zavaglia agreed to continue to serve as Executive Vice President of First Mutual Bank. The agreement has a five-year term and will terminate on December 31, 2008, and provides that Mr. Zavaglia is entitled to a base salary of no less than $170,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Zavaglia is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      First Mutual Bank has also agreed that in the event of a termination of Mr. Zavaglia’s employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Zavaglia will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

Board Compensation Committee Report

      The purpose of the compensation program of the Company and First Mutual Bank, as its principal subsidiary, is to align executive compensation with the Company’s business objectives and performance, the long-term objectives of shareholders, and the individual executive’s performance. This enables the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company’s long-term success.

      The Company’s executive compensation program is administered by the Stock Option Committee and the Compensation Committee established as committees of the Board. Currently, the membership of these two committees is the same at the Company and First Mutual Bank board levels. The Stock Option Committee had three non-employee directors during 2004, and the Compensation Committee had four non-employee directors during 2004. The Stock Option Committee and the Compensation Committee work with management to develop compensation plans for the Company and First Mutual Bank and are responsible for determining the compensation of each named executive officer.

      The Compensation Committee considers many factors in setting compensation for the President and Chief Executive Officer and the other named executive officers, and in establishing guidelines for the compensation of other executive officers of the Company and First Mutual Bank. As First Mutual Bank is the principal operating subsidiary of the Company, among the most important of these factors is establishing compensation that is commensurate with First Mutual Bank’s performance, as measured by operating, financial and strategic goals. First Mutual Bank’s performance is measured against previous performance, budgeted goals, and the operating results of peer institutions, which are composed of FDIC-insured institutions of a similar asset size and complexity and market and industry conditions, including the economy as a whole. Individual performance in terms of both qualitative and quantitative goals (with the exception of assessing the performance of First Mutual Bank, the Compensation Committee does not have specific measures and its decisions are subjective) is an important part of this process. Industry surveys of compensation for comparable positions in financial institutions of a similar asset size (“Peers”) are considered. It is the Compensation Committee’s belief that officers who are among the owners of the Company not only have longer tenure, but are also more focused on and aligned with the long-term performance expectations of shareholders. It therefore works to retain superior executives by providing some equity-based compensation, currently in the form of stock options.

Components of Compensation

      At present, the executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options. Executives also participate, along with other Bank employees, in First Mutual Bank’s ESOP and other benefit plans.

      Base Salary. Base salaries of the President and Chief Executive Officer and the other named executive officers are based on surveys and data relating to First Mutual Bank’s Peer Group, as defined in the Compensation Committee report section of this report. These surveys are used to determine whether compensation is competitive with that offered by other companies in First Mutual Bank’s banking and financial services industries. In addition, base salaries are based on an assessment of individual performance.

In assessing performance, the Compensation Committee takes into consideration individual experience and contributions, level of responsibility, department performance, and First Mutual Bank’s performance, which is measured primarily by net income, but without setting specific goals. With the exception of First Mutual Bank’s performance, the Compensation Committee does not have any specific measures, and its decisions are subjective. For 2004, the salaries for four of the named executive officers, based on individual contributions, were increased an average of 10.9%. The compensation policy allows for total compensation of individuals to exceed the median Peers through incentive compensation plans based on achievement of First Mutual Bank’s operating, financial and strategic objectives.

      Bonus Plan. The Bank’s named executive officers received a bonus for year 2004 that was paid in early 2005 as did other employees eligible for bonuses paid under other bonus plans. The existence of this incentive compensation is considered by the Compensation Committee in determining base compensation for executive officers.

      Stock Option and Incentive Plan. Awards of stock options under the Bank’s Stock Option and Incentive Plan are designed to more closely tie together the long-term interest of the Bank’s employees and its shareholders, and to assist in the retention of officers and key employees. Future awards of options and restricted stock will be under the Company’s 2005 Stock Option and Incentive Plan if it is approved by the Company’s shareholders. The Stock Option Committee selects the employees, including executive officers, if any, to receive stock options and restricted stock, and determines the number of shares subject to each grant. The Stock Option Committee’s determination of the size of option or restricted stock grants is generally intended to reflect an employee’s position with the Bank and his or her contributions, as described above relative to guidelines for compensation. Options are granted either as incentive stock options or as nonqualified stock options. The Plan has a ten-year term, and options become exercisable on a gradual basis as stated in each grant. Restricted stock is awarded subject to certain conditions with respect to vesting. The Stock Option Committee reviews the outstanding awards of the officers and key employees from time to time and may grant additional options and restricted stock to encourage their retention.

      Employee Stock Ownership Plan (ESOP); Other Benefits. Each named executive officer participates with other employees in First Mutual Bank’s ESOP, health insurance and other benefits which are generally applicable.

      In conclusion, the Compensation and Stock Option Committees believe First Mutual Bank has been managed well in a challenging business environment for financial institutions and has achieved above-average operating results when compared to other institutions in First Mutual Bank’s Peer Group.

      Submitted by members of the Stock Option Committee and Compensation Committee:

Janine Florence, Chair
Mary Case Dunnam
Robert J. Herbold

Compensation Committee Interlocks and Insider Participation

      The Company does not have loans outstanding to any members of the Stock Option Committee or the Compensation Committee.

SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

      The Board welcomes communication with its shareholders. Shareholders may communicate with the Board of Directors by directing communications regarding shareholder and corporate governance matters to the Corporate Secretary or Chairperson of the Nominations and Corporate Governance Committee and by directing communications regarding audit and financial statement matters to the Corporate Secretary or Chairperson of the Audit Committee. All communications should state the name and contact information for the corresponding party. The Corporate Secretary will maintain a log of applicable shareholder communications which shall be made available to members of the Board.

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the Company’s five-year cumulative total return, including reinvestment of dividends, on its Common Stock to the similar returns for (a) all U.S. stocks under the NASDAQ Index, (b) SNL Western Bank Index, and (c) SNL NASDAQ Bank Index. In the past we have compared the Company’s returns to the SNL Western Thrift Index. However, in view of the fact that the Bank’s loan portfolio is changing to more closely resemble the loan portfolio of a commercial bank, in the future our return performance will be compared to the SNL Western Bank Index and the SNL NASDAQ Bank Index, although we have included the SNL Western Thrift Index in the graph for this year, also.

Source: SNL Financial LC, Charlottesville, VA	(434) 977-1600
© 2005

	Period Ending

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

First Mutual Bancshares, Inc.	100.00	111.48	116.57	174.41	264.25	308.77
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Western Thrift Index	100.00	197.55	182.89	207.51	272.67	312.92
SNL Western Bank Index	100.00	132.40	115.78	126.67	171.59	195.00
SNL NASDAQ Bank Index	100.00	115.45	125.66	129.25	166.83	191.21

AUDITORS

      The Audit Committee and the Board have appointed Moss Adams LLP, Everett, Washington, independent public accountants, as the Company’s independent auditors for the 2005 fiscal year. A representative of Moss Adams LLP will be present at the Annual Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

OTHER MATTERS

      No shareholder has informed us of any intention to propose any other matter to be acted upon at the Annual Meeting, and the Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote thereon according to the direction of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year 2004.

FINANCIAL STATEMENTS

      The Company’s 2004 Annual Reports to Shareholders, including financial statements prepared in conformity with generally accepted accounting principles, are being mailed to shareholders with these proxy materials. Any shareholder who has not received a copy of such Annual Report may obtain a copy by contacting the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference.

      A COPY OF FORM 10-K (WHICH ALSO SERVES AS THE COMPANY’S ANNUAL DISCLOSURE STATEMENT UNDER APPLICABLE RULES) FOR THE COMPANY’S MOST RECENT FISCAL YEAR AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD OR BENEFICIAL OWNERS AS OF THE RECORD DATE UPON REQUEST TO PHYLLIS A. EASTERLIN, CORPORATE SECRETARY, FIRST MUTUAL BANCSHARES, INC., P. O. BOX 1647, BELLEVUE, WASHINGTON 98009-1647, (425) 455-7300.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

      The Securities and Exchange Commission has adopted rules that permit companies and stockbrokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. Once you have received notice from your broker or the Company that there will be householding of materials to your address, householding will continue until you request a change. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement, please notify your broker or other holder of record if your shares are held in “street name” or the Company if you hold registered shares. You may notify the Company by contacting its transfer agent, Mellon Investor Services LLC, either by phone at (800) 522-6645, by Internet at www.melloninvestor.com, or by mail at Mellon Investor Services LLC, P. O. Box 3315, South Hackensack, New Jersey 07606. If you are receiving multiple copies of our annual report and proxy statement, you may request householding by contacting Mellon Investor Services LLC.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2006 ANNUAL MEETING

      In order to be (a) eligible for inclusion in the proxy materials of the Company for next year’s Annual Meeting of Shareholders, or (b) presented at next year’s Annual Meeting of Shareholders without inclusion in the Company’s proxy materials, shareholder proposals must be received no later than November 13, 2005. In order to be considered for nomination and election as a director, nominations for individuals recommended by shareholders for election to the Board must be received prior to October 15 of the year preceding the meeting of shareholders called for the election of directors. Such proposals or nominations must be mailed to the Corporate Secretary, at P. O. Box 1647, Bellevue, Washington 98009-1647. Any such proposal shall be subject to the requirements of the proxy rules promulgated by the Securities Exchange Act of 1934, as amended.

BY ORDER OF THE BOARD OF DIRECTORS

Phyllis A. Easterlin
Corporate Secretary

Bellevue, Washington

March 18, 2005

Appendix A

FIRST MUTUAL BANCSHARES, INC.

Audit Committee Charter

[This charter shall be reviewed, updated and approved annually by the Board of Directors.]

I.	Purpose and General Role

      The Audit Committee of the Board of Directors shall be responsible for the accounting and financial reporting processes of the Company (including as appropriate hereunder the Company’s subsidiaries), including the audits of the Company’s financial statements, and shall be responsible for the oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Audit Committee may also be responsible for such other duties as directed by the Board.

      Although the Audit Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct the specific audits or to directly determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external audit firm.

      The Committee is expected to maintain free and open communication, including separate executive sessions with each of: (a) the independent accountants, (b) the internal auditors and (c) the management of the Company. The Audit Committee may request any officer or employee of the Company or the Company’s independent auditing firm or outside counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Audit Committee shall be responsible for the resolution of any disagreements between management and the independent auditors or the internal audit group, should any such disagreements arise.

      The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditing firm for the purpose of rendering the audit report and an opinion on the Company’s financial statements. The Company shall also provide funding for and grants the Committee the specific authority to retain outside legal, accounting or other advisers deemed necessary to carry out their responsibilities and authorities under this Charter.

II.	Membership and Independence

      The membership of the Committee shall consist of three or more directors, designated by the independent members of the Board of Directors, who are generally knowledgeable in financial and auditing matters. The Committee shall include at least one member with the requisite accounting or related financial management expertise to qualify as and be named as an “audit committee financial expert” as defined by the Securities and Exchange Commission. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and each member shall meet the requisite director independence requirements for serving on audit committees as set forth in the corporate governance rules and standards of the Securities and Exchange Commission and NASDAQ. The members of the Committee and the Chairperson shall be elected annually by the Board of Directors.

      The independent members of the Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

III.	Authority, Responsibilities, Guidelines and Duties

      The Audit Committee’s primary responsibilities include:

A.	Relationship with External Auditor

      1. Appointing and, if appropriate, terminating the independent auditor, which the Company will retain to audit the financial statements of the Company and to perform related services. The Committee will determine the compensation for such public accounting firm. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor’s independence, and oversee the auditor’s independence. The Committee will also periodically review the independent auditor’s lead partner for the Company audit. The Committee shall also review, in advance of the Company audit, the amount of work on the audit which the independent auditor anticipates may be performed by persons who are not full-time, permanent employees of the independent auditor, if any.

      2. Overseeing and reviewing any permitted non-audit services to be considered with the independent auditors. Any such services shall be pre-approved by the Committee provided, however, that if any such services were not initially recognized as non-audit services and the aggregate amount of such services would constitute no more than five percent of the total cost of all the auditors services for such fiscal year, such services may be approved by the chairperson of the Committee prior to the completion of the audit.

      3. Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the Board) to report on any and all appropriate matters.

      4. Reviewing the audited financial statements and discussing them with management and with the independent auditor. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

      5. Reviewing matters required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61. Such matters may be communicated to the chairperson of the Committee who may represent the entire Audit Committee for purposes of this review and response.

B.	Internal Audit Department

      1. Overseeing the internal auditor team and providing ongoing review, guidance and oversight to the internal controls and internal audit activities of the Company including reviewing the organization, plans and results of such activity. Internal auditor matters may be communicated to the chairperson of the Committee who may represent the entire Audit Committee for purposes of an initial review of the issues and, if appropriate, a response.

      2. Discussing with management and the internal auditors the quality and adequacy of the Company’s internal controls.

      3. Reviewing and concurring with the appointment and, as appropriate, the termination of the senior members of the internal auditor team.

C.	Other Audit Committee Responsibilities

      1. Reviewing with management and the independent auditor the quarterly financial information prior to the Company’s filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

      2. Discussing with management the status of pending litigation, regulatory matters, taxation matters and other areas of oversight to the legal, regulatory and compliance area as may have a material impact on the financial statements or otherwise be appropriate.

      3. Discussing significant financial risk management and exposures and the steps management has taken to monitor, control and report such risk management.

      4. Establishing procedures for the receipt, retention and confidential treatment of complaints or concerns received by the Committee and the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. These procedures will be communicated to all employees on at least an annual basis.

      5. Reporting Audit Committee activities to the full Board and issuing annually a financial report to be included in the annual proxy statement for submission to the shareholders.

Appendix B

FIRST MUTUAL BANCSHARES, INC.

2005 STOCK OPTION AND INCENTIVE PLAN

      1.     Purpose of the Plan. The Plan shall be known as the First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain the best available personnel as officers and directors and for positions of substantial responsibility within the Company, the Company’s primary subsidiary, First Mutual Bank (the “Bank”) or any other present or future Parent or Subsidiary of the Company, and to provide additional incentive to such individuals in order to promote the success of the Company’s business by aligning employee financial interests with long-term shareholder value. Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options, at the discretion of the Committee and as reflected in the terms of the written option agreement. Each and every provision of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

      This Plan also provides for (i) Awards of Options and/or Restricted Stock to directors who are not full-time employees, (ii) Awards of Stock Appreciation Rights and (iii) Awards of Restricted Stock.

      This Plan is revised effective January 27, 2005 to (i) increase the number of shares available for Awards hereunder, (ii) provide for annual Awards of Options to Non-Employee Directors and (iii) provide for the Awards to Employees in the form of Restricted Stock.

      2.     Definitions. As used herein, the following definitions shall apply.

(a) “Award” means the grant by the Committee of an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, Shares of Restricted Stock, or any combination thereof, as provided in the Plan.

(b) “Bank” shall mean First Mutual Bank, a Washington stock bank under RCW title 32, and any successor thereto.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation and Stock Option Committee appointed by the Board of Directors in accordance with paragraph 4(a) of the Company’s Plan; provided, however, if the Board of Directors appoints more than one committee pursuant to Section 4, then “Committee” shall refer to the appropriate committee, as indicated by the context of the reference.

(f) “Common Shares” shall mean common stock of the Company.

(g) “Company” shall mean First Mutual Bancshares, Inc., a Washington Corporation, and any successor thereto.

(h) “Continuous Employment” or “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous status as an Employee shall not be considered interrupted in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave or any other leave of absence authorized and approved by the Company or its appropriate Subsidiary; nor shall it be interrupted in the case of transfers between payroll locations of the Company or between the Company and any Parent or Subsidiary, or their respective successors.

(i) “Director” means a director of the Company.

(j) “Effective Date” shall mean the date of Board adoption of the Plan, February 17, 2000. Any Award under this Plan made prior to the date of shareholder approval is expressly subject to such shareholder approval of the Plan.

(k) “Employee” shall mean any person, including officers, employed on a full-time basis by the Company or any present or future Parent or Subsidiary of the Company.

(l) “Incentive Stock Option” shall mean any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(m) “Non-Employee Director” shall have the same meaning as defined or interpreted for purposes of Rule 16b-3 (including amendments and successor provisions) as promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act (“Rule 16b-3”).

(n) “Nonqualified Stock Option” means an Option which is not intended to qualify as an Incentive Stock Option.

(o) “Option” shall mean a Stock Option granted pursuant to this Plan.

(p) “Optioned Shares” shall mean the Common Shares subject to an Option.

(q) “Optionee” shall mean an Employee who receives an Option.

(r) “Outside Director” shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the Code.

(s) “Parent” shall mean any present or future corporation which would be a “parent corporation” as defined in Subsections 424(e) and (g) of the Code.

(t) “Participant” shall mean an Eligible Employee or Non-Employee Director who has received an Award hereunder and, to the extent that such Award consists of Options or SARs, such Options or SARs are unexercised, in whole or in part, and to the extent that such Award consists of Restricted Stock, the restrictions with respect to the vesting of such Restricted Stock has not lapsed.

(u) “Plan” shall mean this First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan, as amended from time to time.

(v) “Related” means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right which is exercisable, in whole or in part, in lieu thereof has been granted.

(w) “Restricted Stock” means a Common Share granted by the Committee pursuant to Section 22 hereof.

(x) “Stock Appreciation Right” means a stock appreciation right with respect to Common Shares granted by the Committee pursuant to Section 12 hereof.

(y) “Share” shall mean one Common Share, as adjusted in accordance with Section 11 of the Plan.

(z) “Subsidiary” shall mean (i) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (ii) in the case of a Nonqualified Stock Option, in addition to a subsidiary corporation as defined in (i), a limited liability company, partnership or other entity in which the Company controls 50 percent or more of the voting power or equity interests.

(aa) “1992 Plan” means the First Mutual Savings Bank 1992 Stock Option and Incentive Plan.

(bb) “1995 Plan” means the Amended First Mutual Savings Bank 1995 Stock Option and Incentive Plan.

(cc) “2000 Plan” means the First Mutual Bancshares, Inc. 2000 Stock Option and Incentive Plan.

      3.     Shares Subject to the Plan. Subject to the provisions of Section 11 of the Plan and the provisions below in this Section 3, the maximum aggregate number of shares which may be optioned and sold pursuant to Options, issued or transferred pursuant to the exercise of SARs or awarded as Restricted Stock is 600,000

Common Shares as to Awards to Employees, augmented as stated below in this paragraph, and, separately, 122,392 Common Shares for Awards to Non-Employee Directors under Section 21 of this Plan augmented as stated below in this paragraph. These numbers include Common Shares reserved under the 1992 Plan for Awards to Employees, and Common Shares reserved under the 1992 Plan for Awards to Non-Employee Directors as well as Common Shares reserved and available for grant under the 1995 Plan and the 2000 Plan which are effectively transferred to this Plan. The number of transferred Shares with respect to Awards for Employees is 423,944 Shares, and the number of additional Shares pursuant to the Plan is 176,056 Shares. With respect to Shares for Non-Employee Directors, all of the 122,392 shares are transferred from earlier versions of the Plan. The Shares may be authorized, but unissued, or reacquired Common Shares. For purposes of calculating this maximum aggregate number under either portion of the Plan, options remaining outstanding under the 1992 Plan, 1995 Plan or 2000 Plan shall not be counted as if those options were under this Plan; provided, however, that if such an option terminates or is not exercised, the Common Shares reserved therefor shall be added to the maximum aggregate number of shares under this Plan.

      If an Option or Award under this Plan should expire or become unexercisable for any reason without having been exercised in full, or if an Option or Award is terminated by the mutual agreement of the Company and the person having the Award or Option, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, Shares previously awarded as Restricted Stock that have since been forfeited shall be available for further Award.

      Further, Common Shares optioned under the 1992 Plan, 1995 Plan or 2000 Plan, upon such options expiring or becoming unexercisable for any reason without having been exercised in full, or such options being terminated by mutual written agreement, become available for future grant under the corresponding employee portion or Non-Employee Director portion of this Plan, and accordingly increase the maximum aggregate number of Shares under this Plan.

      Shares which are subject to Stock Appreciation Rights and related Options shall be counted only once in determining the maximum number of Shares with respect to which Awards may be granted under the Plan at a particular time.

      An Award shall not be considered to have been made under the Plan with respect to any Stock Appreciation Right which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

      4.     Administration of the Plan.

      (a) Procedure.

      (i) The Board of Directors shall appoint one or more Committees each consisting of not less than three members of the Board of Directors to administer the Plan. Once appointed, such Committees shall continue to serve until otherwise directed by the Board of Directors.

      (ii) Any Awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) shall be made by (a) a Committee of two or more directors, each of whom is a Non-Employee Director and an Outside Director or (b) as otherwise permitted by both Rule 16b under the Exchange Act and Section 162(m) of the Code and other applicable regulations.

      (iii) Subject to the foregoing subparagraphs (i) and (ii) from time to time the Board of Directors may increase the size of the Committee(s) and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies however caused.

      (b) Powers of the Committee. Subject to the provisions of the Plan, the Board, acting through the Committee, shall have the authority, in its discretion: (i) to determine the Employees to whom, and the time or times at which, Awards or Options shall be granted and the number of Shares to be represented by each Award or Option; (ii) to grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock; (iii) to determine, in accordance with Section 8 of the Plan, the fair market value of the Shares; (iv) to determine, in accordance with Section 8 of the Plan, the exercise price per share of Options to be granted; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option or Award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Award; (viii) to reduce the exercise price per share of outstanding and unexercised Options; (ix) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, or to accelerate or defer (with the consent of the Employee) the date as of which restrictions on Restricted Stock shall lapse; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Award of Restricted Stock previously granted by the Board; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

      (d) Compliance with Securities Laws.

      As it determines from time to time, the Committee shall have the right to:

      (i) require a Participant to execute, as a condition of exercise of an Option or receipt of Restricted Stock, a letter evidencing the Participant’s intent with respect to investment or sale of the Shares obtained pursuant to Awards;

      (ii) place appropriate legends upon the certificate or certificates for the Shares; and

      (iii) take such other acts as it deems necessary in order to cause the issuance of Shares pursuant to the Plan to comply with applicable provisions of state and federal securities laws.

      In furtherance of the foregoing and not by way of limitation thereof, no Option shall be exercisable, and no Restricted Stock shall be awarded, unless such Option and the Shares to be issued pursuant thereto, or such Restricted Stock, shall be registered under appropriate federal and state securities laws, or shall be exempt therefrom, in the opinion of the Board upon advice of counsel to the Company. Each Option or Restricted Stock agreement shall contain adequate provisions to assure that there will be no violation of such laws. This provision shall in no way obligate the Company to undertake registration of Options or Shares hereunder. Issue, transfer or delivery of certificates for Shares pursuant to the exercise of Options or lapse of restrictions on Restricted Stock may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws have been met.

      (e) Notice of Exercise.

      The Optionee (or other person or persons, if any, entitled hereunder) desiring to exercise an Option as to all or part of the Shares covered thereby shall in writing notify the Company at its principal office, specifying the number of Optioned Shares to be purchased and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased for investment and not with a view to resale or distribution. The Company from time to time may issue or specify to Optionees a written form for use in connection with any such exercise.

      5.     Eligibility for Awards.

      (a) All Employee Awards are discretionary. Options, other than Options to Non-Employee Directors, may be granted only to Employees. For avoidance of doubt, except as to director options under Section 21, directors are not eligible to participate in the Plan unless they are full-time Employees.

      (b) Each Option shall be stated in a written option agreement and shall be designated in such agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

      (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (d) Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right with respect to continuation of employment with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate the employment relationship at any time with or without cause.

      (e) Additional rules with respect to Awards of Restricted Stock generally are set forth in Section 22, below.

      6.     Term of Plan. The Plan shall become effective upon its adoption by the Board January 27, 2005. It shall continue in effect until January 26, 2015, unless sooner terminated under Section 15 of the Plan. Any Option duly granted under this Plan prior to the Plan’s expiration or termination shall be exercisable pursuant to its terms and the terms hereof until expiration or earlier termination of such Option. In addition, any Award of Restricted Stock duly granted under the plan prior to the Plan’s expiration or termination shall continue in force pursuant to its term until lapse of the applicable restrictions or earlier termination pursuant to the Plan.

      7.     Term of Option. The term of each Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant.

      8.     Exercise Price and Consideration for Options.

      (a) The per Share exercise price under each Option shall be such price as is determined by the Board, subject to the following:

      (1) In the case of an Incentive Stock Option

      (i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

      (ii) granted to any other Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

      (2) In the case of a Nonqualified Stock Option the per Share exercise price may be less than, equal to, or greater than the fair market value per Share on the date of grant.

      (b) The fair market value per Share shall be the closing price per share of the Common Share on the Nasdaq Stock Market (“Nasdaq”) on the date of grant. If the Shares cease to be listed on Nasdaq, the Committee shall designate an alternative method of determining the fair market value of the Shares.

      (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist of cash, check, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price, or such other payment method approved by the Board. If the Optionee is an officer of the Company within the meaning of Section 16 of the Exchange Act, he may in addition be allowed to pay all or part of the purchase price with Shares. Shares used by officers to pay the exercise price shall be valued at their fair market value on the exercise date.

      (d) Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay any federal, state, and local withholding obligations of the Company, if applicable. If an Optionee is an officer of the Company within the meaning of Section 16 of the Exchange Act, he may elect to pay such withholding tax obligations by having the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall equal the fair market value of the Shares on the day the Option is exercised. The right of an officer to dispose of Shares to the Company in satisfaction of withholding tax obligations shall be deemed to be approved as part of the initial grant of an option, unless thereafter rescinded, and shall otherwise be made in compliance with Rule 16b-3 and other applicable regulations.

      9.     Exercise of Option.

      (a) Procedure for Exercise, Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as shall be permissible under the terms of the Plan.

      An Option may not be exercised for a fraction of a share.

      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, or by electronic transfer to the Optionee’s brokerage account, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such share certificate, or effect an electronic transfer to the Optionee’s brokerage account, promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 5(b), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 11 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Status as Employee. In the event of termination of an Optionee’s Continuous Status as an Employee, such Optionee may exercise stock options to the extent exercisable on the date of termination. Such exercise must occur within three (3) months (or such shorter time as may be specified in the grant), after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or does not exercise such Option within the time specified herein, the Option shall terminate.

      (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee as a result of total and permanent disability (i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve (12) months), the Optionee may exercise the Option, but only to the extent of the right to exercise that would have accrued had the Optionee remained in Continuous Status as an Employee for a period of twelve (12) months after the date on which the Employee ceased working as a result of the total and permanent disability. Such exercise must occur within eighteen (18) months (or such shorter time as is specified in the grant) from the date on which the Employee ceased working as a result of the total and permanent disability (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise such Option within the time specified herein, the Option shall terminate.

      (d) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

      (i) who is at the time of death an Employee of the Company, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee twelve (12) months after the date of death; or

      (ii) whose Option has not yet expired but whose Continuous Status as an Employee terminated prior to the date of death, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      (e) Notwithstanding subsections (b), (c), and (d) above, the Board shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Employee’s Continuous Status as an Employee had occurred).

      10.     Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided that the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

      11.     Adjustments Upon Changes in Capitalization or Merger.

      (a) Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option or awarded as Restricted Stock, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have been made or which have been returned to the Plan upon cancellation or expiration of an Option or forfeiture of an Award of Restricted Stock, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or awarded as Restricted Stock.

      In the event of the proposed dissolution or liquidation of the Company, the outstanding Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Board and give each Optionee the right to exercise an Option as to all or any part of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable, and cancel restrictions with respect to Restricted Stock. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option. Similarly, an Award of Restricted Stock shall be replaced by an award from the successor corporation, unless the successor corporation does not agree to do so. If the successor corporation does not agree to assume or substitute Awards under the Plan, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable, and shall cancel restrictions on any Restricted Stock Awards. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

      (b) Change in Control. In the event of a change in control of the Company, the Optionee at his option may receive on the date immediately prior to the consummation of such change in control, in lieu of stock, cash in an amount equal to the aggregate difference between the exercise price per share and the market price per share of the stock underlying such outstanding options on the date immediately prior to the consummation of such change in control of the Company. Restrictions with respect to Restricted Stock Awards shall lapse on the day immediately prior to the consummation of any change in control of the Company. For purposes of this Section, “change in control” shall mean: the acquisition of the “beneficial ownership” (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) of twenty-five (25) percent or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for the purposes of the Plan no change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire twenty-five (25) percent or more of the voting securities of the Company the full Board of Directors of the Company shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any form of entity not specifically listed herein.

      (c) Extraordinary Corporate Action. Subject to any required action by the shareholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

      (i) appropriately adjust the number of shares of Common Stock subject to each Award, the exercise price per share of Common Stock subject to an Option, and the consideration to be given or received by the Company upon the exercise of any outstanding Option;

      (ii) cancel any or all previously granted Awards, provided that appropriate consideration is paid to the Participant in connection therewith; and/or

      (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code.

      Except as expressly provided in Section 11(a) and 11(b) hereof, no Participant shall have any rights by reason of the occurrence of any of the events described in this Section 11.

      (d) Acceleration. The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan or the date as of which restrictions lapse with respect to Awards of Restricted Stock.

      12.     Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the person to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion, shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Company shall not issue any fractional shares) the amount by which the fair market value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be related to an Option or may be granted independently of any Option as the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation

Right shall satisfy all the restrictions and limitations of this Plan and applicable laws as if such Related Stock Appreciation Right were an Incentive Stock Option. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent to the Shares with respect to which the Related Option was exercised or terminated.

      13.     Time of Granting. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of an Option, Stock Appreciation Right or Restricted Stock and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each person to whom an Award is so granted within a reasonable time after the determination has been made.

      14.     Substitutions and Assumptions. The Board shall have the right to substitute or assume Options in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Options before and after the substitution.

      15.     Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises or the lapse in restrictions with respect to Restricted Stock); provided that any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan, shall require approval of, or ratification by, the shareholders of the Company by majority vote.

      (b) Employees in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Employees employed in such countries and to meet the objectives of the Plan.

      (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by such Participant and the Company.

      (d) Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Award unlawful or subject the Company to any penalty, the Committee may restrict any such exercise without the consent of the Participant holding such Award in order to comply with any such law, rule or regulation or to avoid any such penalty.

      16.     Conditions Upon Issuance of Shares. Shares shall not be issued or delivered pursuant to an Award unless the Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      17.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      18.     Shareholder Approval. The 2005 restatement of the Plan is subject to majority approval by the shareholders of the Company at the annual meeting of shareholders to be held on April 28, 2005. If the restated Plan is not so approved by the shareholders, the Bank’s 2000 Plan nonetheless shall continue in effect.

      19.     Withholding Tax. The Bank shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option of Stock Appreciation Right pursuant to the Plan, or restrictions with respect to Shares of Restricted Stock awarded under the Plan lapse, the Bank shall have the right to require the Participant or such other person to pay the Bank the amount of any taxes which the Bank is required to withhold with respect to such Shares, or, in lieu thereof, in the case of an Option or Stock Appreciation Right, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

      20.     Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Washington.

      21.     Director Options.

      (a) General. In order to attract and retain qualified directors and to provide incentive for their efforts, shares as specified below in this Section 21, subject to adjustment as provided in Section 11, are reserved for Director Options granted and to be granted, and Restricted Stock to be awarded, to Non-Employee Directors as follows:

      (i) These Director Options do not apply to directors who are also full-time paid employees of the Company or any Parent or Subsidiary of the Company. Other directors now serving and those hereafter appointed or elected as directors of the Company shall be eligible.

      (ii) The further addition of shares to this director portion of the Plan, beyond the shares described above in this Section 21, is subject to shareholder approval.

      (iii) Within the limits of shares available within this director portion of the Plan, each eligible director, now or hereafter serving, shall be granted, at the beginning of each year of service as a Director, an option to acquire 2,000 shares of stock of the Bank adjusted for changes in the Bank or Company’s Shares after the Effective Date, and subject to further adjustment hereafter as provided in Section 11, at a price equal to the fair value of the shares (under the methodology of Section 8) at the time of the grant of the Option, which Option shall be exercisable one-half (1/2) upon completion of one (1) full year of service after the grant of the Option, and a like amount at the end of the second year so that the option becomes fully exercisable after two (2) years of completed service following the grant of the Option.

      (iv) If, after receiving a grant of an Option, a director ceases to be a director during the term of the Option, the portion of the Option which has not become exercisable shall be forfeited unless the reason the director left office was death, disability or retirement from the Board of Directors under mandatory age requirement provisions applicable to the Bank. In each of these latter instances, the Option shall become fully vested and exercisable.

      (v) The period during which the Option may be exercised is limited to the period of six (6) years after the grant of Option, subject, of course, to nonvesting and forfeiture rules just provided above.

      (b) The issuance of these Options to Non-Employee Directors is not discretionary and shall occur as a matter of course under the supervision of the President of the Company; provided, however, if the Board decides to do so in the future it may change this Section 21 so that Non-Employee Director Options granted after the date of such change are discretionary, and if that change is made, Awards thereafter made under this Section 21 shall be subject to approval of the Board. These Non-Employee Director Options are not incentive stock options under Internal Revenue Code Section 422. Except as provided otherwise within this Section 21, the balance of the terms of the Plan shall apply to Non-Employee Director Options as appropriate in the context of these options which are to directors and not to employees.

      (c) The Board may award Restricted Stock to Non-Employee Directors in lieu of or in addition to the Award of Options pursuant to this Section 21. Such Award of Restricted Stock shall be subject to vesting and other conditions of forfeiture similar to the conditions applicable to Options as set forth in Section 21(a)(iii)-(v).

      22.     Restricted Stock.

      (a) The Committee may from time to time, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive Awards of Restricted Stock. Any Award of Restricted Stock shall be made from Shares subject hereto as provided in Section 3 of the Plan.

      (b) A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company, or any Parent or Subsidiary, for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the Award of the Restricted Stock have been satisfied; provided, however, that the minimum restriction period shall be three years from the date of award (one year in the case of Shares of Restricted Stock awarded with performance-based conditions). Each recipient of an Award of Restricted Stock shall enter into an agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such Award, whereupon such recipient shall become a participant in the Plan.

      If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a shareholder with respect to such Share (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the First Mutual Bancshares, Inc. 2005 Stock Option and Incentive Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated , 20 .

      In order to enforce the restrictions, terms and conditions that may be applicable to a person’s Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as the Committee shall prescribe.

      After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an Award of Restricted Stock to a person, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the person.

      If a person to whom Restricted Stock has been awarded dies after satisfaction of the restrictions, terms and conditions for the payment of all or a portion of the Award but prior to the actual payment of all or such portion thereof, such payment shall be made to the person’s beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the person.

      The Committee shall have the authority (and the Agreement evidencing an Award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate.

      (c) Without limiting the provisions of the first paragraph of subsection (b) of this Section 22, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and any Parent or Subsidiary, for any reason, prior to the satisfaction of any terms and conditions of an Award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person’s death, disability or retirement, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

      (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FIRST MUTUAL BANCSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS

April 28, 2005

     The undersigned shareholder of First Mutual Bancshares, Inc. hereby appoints Messrs. F. Kemper Freeman, Jr. and John R. Valaas of First Mutual Bancshares, Inc. and either of them, with power of substitution to each, to act as proxies to represent the undersigned at the Annual Meeting of Shareholders, to be held at the Hyatt Regency Bellevue, Bellevue, Washington, on April 28, 2005, at 3:00 p.m., Pacific time, and at any and all adjournments thereof, and to vote all of the shares of Common Stock of First Mutual Bancshares, Inc., which the undersigned is entitled to vote as fully as if the undersigned were present in person, in the manner indicated on the reverse hereof. Receipt of the Notice of Meeting and the accompanying Proxy Statement is hereby acknowledged.

     This Proxy, when properly executed, will be voted and will be voted in the manner directed on this proxy card. If no specification is made, a vote FOR the election of all directors and for each of the proposals will be entered.

     Should the undersigned be present and elect to vote in person at the Annual Meeting or at any adjournment thereof, upon notification to the Secretary of First Mutual Bancshares, Inc. at the Meeting of the shareholder’s decision to terminate the proxy, this proxy shall be deemed terminated and of no further force and effect.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

You can now access your First Mutual Bancshares account online.

Access your First Mutual Bancshares shareholder/stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for First Mutual Bancshares, now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	Make address changes

•	View payment history for dividends
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES AND “FOR” EACH OF THE PROPOSALS.

Mark Here For Address Change or Comments	☐
SEE REVERSE SIDE

			FOR	WITHHELD
1.	Election of the following nominees to serve as directors for a term of three years:		all nominees except as marked to the contrary	AUTHORITY to vote for all nominees
	01	Janine Florence	☐	☐
	02	F. Kemper Freeman, Jr.
	03	Robert J. Herbold
	04	Victor E. Parker

To withhold authority to vote for one or more individual nominee(s), write that nominee’s name in the space provided below.

		FOR	AGAINST	ABSTAIN
2.	Proposal to amend the Company’s Articles of Incorporation with respect to the quorum for a shareholders meeting.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of capital stock and to increase the authorized Common Stock from 10,000,000 shares to 30,000,000 shares.	☐	☐	☐

4.	Approval of the Company’s 2005 Stock Option and Incentive Plan.	☐	☐	☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS WHICH RECOMMENDS A VOTE FOR EACH OF THE NOMINEES, AND FOR EACH OF THE PROPOSALS. PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THIS ELECTION.

The undersigned hereby revokes any and all prior proxies and acknowledges receipt from the Company prior to the execution of this proxy of Notice of Meeting, the Proxy Statement dated March 18, 2005, and the Report to Shareholders.

Please sign exactly as your name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give your full name. If shares are held jointly, each holder should sign. Please fi ll in the date the proxy is signed.

Signature	Signature if held jointly	Dated

PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE UNLESS YOU VOTE ELECTRONICALLY AS SET FORTH BELOW.

▲ Detach here from proxy voting card ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/fmsb Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.firstmutual.com